Exhibit 99.3

Supplemental Financial Information

Second Quarter 2013, Unaudited

August 5, 2013

Cole Real Estate Investments, Inc.

(f/k/a Cole Credit Property Trust III, Inc.)

Supplemental Unaudited Operating and Financial Data

As of and for the three months ended June 30, 2013

Highlights	3

Financial Information
Condensed Consolidated Unaudited Balance Sheets	8
Condensed Consolidated Unaudited Statements of Operations	9
Financial and Operational Statistics	10
Segment Reporting	11
Reconciliation of GAAP Net Income to Normalized EBITDA	12
Reconciliation of GAAP Net Income to FFO and AFFO	13
Adjusted G&A	15
Debt Overview	16

Real Estate Investment
Real Estate Portfolio Diversification	17
Same Store Summary	18
Tenant Diversification	19
Industry Diversification	21
Geographic Diversification	22
Lease Expirations	24
Multi-Tenant Property Summary	25
Unconsolidated Joint Venture Investment Summary	28

Private Capital Management
Managed Programs	29

Terms and Definitions	32

Cole Real Estate Investments Announces Record Second Quarter 2013 Financial Results

Increasing the Dividend and Increasing Second Half 2013 Guidance

PHOENIX, August 5, 2013 – Cole Real Estate Investments, Inc. (NYSE: COLE), a market-leading net lease REIT, today announced record financial results for the second quarter ended June 30, 2013.

Second Quarter 2013 Consolidated Highlights

•	NYSE Listing – Shares began trading on the NYSE on June 20, 2013 and received early inclusion in the MSCI U.S. REIT Index (RMS/RMZ) on July 3, 2013

•	Record Operating Results – Reported consolidated revenue of $250.3 million and net income of $29.1 million, a 91% and 26% year-over-year increase from the second quarter of 2012, respectively

•

Record AFFO – Reported consolidated AFFO of $0.23 per diluted share, a 44% year-over-year increase from the second quarter of 2012, which includes $0.03 per diluted share from the private capital management segment

•

Accretive Acquisitions – $266 million was acquired in the second quarter 2013 with a weighted average annual lease yield of 7.7% and $1.3 billion of assets were acquired over the past four quarters with a weighted average annual lease yield of 7.8%

•

Robust Private Capital Flows – $508 million of capital was raised on behalf of our managed REITs in the second quarter 2013 and also achieved a record-breaking month of $509 million of capital raised during July

•	Increased Guidance – 10% increase in second half AFFO guidance to the new range of $0.42 to $0.47 per diluted share

•

Increased Dividends – Increased the annual distribution rate to $0.72 from $0.70 per share effective with the August dividend payable September 3, 2013, which represents an 11% increase over the past two quarters

•	Tender Offer – Commenced a modified “Dutch auction” tender offer to purchase $250 million of shares currently scheduled to expire on August 8, 2013

•	Share Repurchase Program – Authorized to repurchase up to $250 million of shares in the open market starting on the 11th business day following completion of the tender offer

Real Estate Investment Segment Highlights

•	Revenue and net income of $167.6 million and $19.9 million, respectively

•	AFFO of $0.20 per diluted share, an increase of 25% over the second quarter of 2012

•	Normalized EBITDA of $139.3 million, an increase of 27% over the second quarter of 2012

•	Acquired six properties with a weighted average annual lease yield of 7.7% and generated an 18% net gain on five properties sold at a weighted average annual lease yield of 7.5%

•

Increased the unsecured credit facility to $1.4 billion from $858 million, extended the term of the revolving loans to June 2017 and the term loan to June 2018 and decreased the weighted average interest rate to 2.9% from 3.0%

•	Total portfolio occupancy of 99.1%, investment grade tenancy of 55%, and a weighted average remaining lease term of 12.2 years as of June 30, 2013

-more-

Private Capital Management Segment Highlights

•	Revenue and net income of $82.6 million and $9.2 million, respectively

•	AFFO of $0.03 per diluted share and Normalized EBITDA of $15.1 million

•	Structured $1.1 billion of real estate acquisitions and $422 million of real estate financing on behalf of the managed REITs in the second quarter 2013

•	Merger between Cole Credit Property Trust II, Inc. (“CCPT II”) and Spirit Realty Capital, Inc. (NYSE Ticker: SRC) completed on July 17, 2013

•

Cole Corporate Income Trust, Inc. (“CCIT”) announced the close of its offering on September 30, 2013 and CCIT’s Board of Directors has determined to begin the evaluation of potential strategies to provide CCIT stockholders with liquidity

Second Quarter 2013 Financial Results

Revenue

Consolidated revenue for the quarter ended June 30, 2013 increased 91% to $250.3 million, as compared to $131.4 million for the same quarter in 2012. This increase was due to an increase in revenue from the Real Estate Investment segment and the inclusion of revenue from the Private Capital Management segment, which was acquired on April 5, 2013.

Revenue for the Real Estate Investment segment for the quarter ended June 30, 2013 increased 28% to $167.6 million, as compared to $131.4 million for the same quarter in 2012. This increase was primarily due to a $1.0 billion increase in the average gross real estate assets net of gross intangible lease liabilities we owned, for the three months ended June 30, 2013, compared to the three months ended June 30, 2012. In addition, “same store” base rental revenue increased by 1.1% as compared to the year-ago quarter. Revenue for the Private Capital Management segment for the quarter ended June 30, 2013 was $82.6 million before reallowed fees and commissions.

Normalized EBITDA

Consolidated Normalized EBITDA increased 40% to $154.3 million for the quarter ended June 30, 2013, compared to $110.0 million for the same quarter in 2012. Normalized EBITDA for the Real Estate Investment segment increased 27% to $139.3 million for the quarter ended June 30, 2013, compared to $110.0 million for the year-ago quarter. Normalized EBITDA for the Private Capital Management segment was $15.0 million for the quarter ended June 30, 2013.

Net Income

Net income increased 26% to $29.1 million for the quarter ended June 30, 2013, compared to $23.1 million for the same quarter in 2012.

FFO and FFO per diluted share

Funds from Operations (FFO) for the quarter ended June 30, 2013, increased 17% to $76.2 million, or $0.16 per diluted share, as compared to $65.0 million, or $0.14 per diluted share, for the same quarter in 2012.

AFFO and AFFO per diluted share

Adjusted Funds from Operations (AFFO) for the quarter ended June 30, 2013, increased 44% to $110.8 million, or $0.23 per diluted share, as compared to $76.8 million, or $0.16 per diluted share, for the same quarter in 2012. AFFO for the Real Estate Investment segment increased 25% to $95.7 million, or $0.20 per diluted share for the quarter ended June 30, 2013, compared to $76.8 million, or $0.16 per diluted share, for the year-ago quarter. AFFO for the Private Capital Management segment was $15.1 million, or $0.03 per diluted share, for the quarter ended June 30, 2013.

Balance Sheet

As of June 30, 2013, Cole had total assets of $7.9 billion, unrestricted cash and cash equivalents of $167.5 million, total debt of $3.5 billion and $566.2 million available for borrowing under its senior unsecured credit facility. The leverage ratio of total debt to gross real estate and related assets was 47% and net debt, which represents total debt less cash, to annualized Normalized EBITDA was 5.4x.

During the second quarter, the Company increased the size of its senior unsecured credit facility to $1.4 billion from $858 million, extended the term of the revolving loans to June 2017 and the term loan to June 2018, while also decreasing the weighted average interest rate to 2.9% from 3.0%.

Tender Offer

On June 20, 2013, Cole commenced a modified “Dutch auction” tender offer to purchase for cash up to $250 million of shares of common stock on the terms and subject to the conditions described in its Offer to Purchase of that date. The tender offer and withdrawal rights will expire at 5:00 p.m. Eastern on August 8, 2013.

Increased Distributions

On August 2, 2013, Cole’s Board of Directors increased the amounts of the previously declared monthly dividends for August and September to $0.06 per share, representing an increase in the annual distribution rate to $0.72 from $0.70 per share. As previously announced, these dividends will be paid to stockholders of record as of August 30 and September 30, 2013, respectively, and the payments dates will be September 3 and October 1, 2013, respectively. The Board also declared a monthly dividend in the amount of $0.06 per share for the month of October 2013, which will be payable on November 1, 2013 to stockholders of record as of October 31, 2013.

Increased Second Half 2013 Guidance

The Company increased its guidance for the second half, as follows:

•	Total revenue guidance increased by 18% to the range of $557 million to $585 million and is comprised of:

•	Real Estate Investment segment revenue in the range of $327 million to $335 million

•	Private Capital Management segment revenue (on a gross basis before reallowed fees and commissions) in the range of $230 million to $250 million

•	Normalized EBITDA guidance increased by 11% to the range of $297 million to $324 million

•	AFFO per diluted share guidance increased by 10% to the range of $0.42 to $0.47

Business Segment Descriptions

Real Estate Investment

As of June 30, 2013, the Company owned 1,014 properties in 48 states with 44.0 million rentable square feet, including properties owned through Consolidated Joint Ventures. Property types owned include single and multi-tenant retail, single tenant office and single tenant industrial. The Company also owned 21 CMBS bonds and three notes receivable and had interests in 12 properties with 2.3 million rentable square feet of commercial and retail space through Unconsolidated Joint Ventures. Total gross asset value of the portfolio was $7.5 billion.

During the second quarter of 2013, the Company acquired six properties for an aggregate purchase price of $266 million, which included one property acquired through a joint venture arrangement.

Also during the second quarter, the Company sold five properties for an aggregate sale price of $31.5 million, recognizing a $4.9 million gain on sale during the second quarter of 2013.

Private Capital Management

As of June 30, 2013, the Company through subsidiaries, collectively known as Cole Capital™, was the advisor to five publicly registered, non-listed REITs (“managed REITs”), for which it provides capital raising, acquisition, financing, leasing, asset management and shareholder services. As of June 30, 2013 the managed REITs, including CCPT II, owned 1,096 properties, with 37.0 million rentable square feet of single and multi-tenant retail and commercial space, representing $6.5 billion in gross real estate assets. Of the managed REITs properties, CCPT II owned 747 properties with 21.1 million square feet, representing $3.5 billion in gross real estate assets. On July 17, 2013, the merger of CCPT II and Spirit Realty Capital, Inc. was completed.

About Cole Real Estate Investments, Inc.

Cole is a real estate investment trust that owns and operates a diversified portfolio of core commercial real estate investments primarily consisting of 1,014 necessity retail, office and industrial properties located throughout the United States. Cole’s portfolio comprises more than 44.0 million square feet of rentable space located in 48 states, including properties owned through consolidated joint venture arrangements. As of June 30, 2013, the rentable space at these properties was 99.1% leased and the weighted average remaining lease term was 12.2 years. As of June 30, 2013, the Company also owned 21 CMBS and three notes receivable. In addition, through unconsolidated joint venture arrangements, as of June 30, 2013, the Company had interests in 12 properties comprising 2.3 million rentable square feet of commercial and retail space.

As of June 30, 2013, the Company was the advisor to Cole Credit Property Trust, Inc. (“CCPT”), CCPT II, Cole Credit Property Trust IV, Inc. (“CCPT IV”), CCIT and Cole Real Estate Income Strategy (Daily NAV), Inc. (“INAV”, collectively with CCPT, CCPT II, CCPT IV and CCIT, the “Managed REITs”). In addition, the Company sponsored 1031 programs and performs property management services for the related properties (collectively, with the Managed REITs, the “Managed Programs”). As of June 30, 2013, the Managed Programs owned 1,096 properties, comprising 37.0 million rentable square feet of single and multi-tenant retail and commercial space. As of June 30, 2013, the rentable space at these properties was 97.5% leased.

Contact for Cole Real Estate Investments, Inc.

Stephan Keller	Aaron Halfacre, CFA	Jessica Thorsheim
Executive Vice President, CFO	Head of Strategic Relations	Director, Investor Relations

Our Investor Relations department can be reached via telephone at (877) 405-2653 or via email at investorrelations@colereit.com.

Forward-Looking Statements

Certain statements contained in this release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about Cole’s plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of Cole’s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Cole makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this release, and does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

COLE REAL ESTATE INVESTMENTS, INC.

(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2013	December 31, 2012
ASSETS
Investment in real estate assets:
Land	$1,525,353	$1,488,525
Buildings and improvements, less accumulated depreciation of $249,446 and $187,448, respectively	4,365,738	4,218,182
Acquired intangible lease assets, less accumulated amortization of $160,308 and $121,894, respectively	853,137	859,985

Total investment in real estate assets, net	6,744,228	6,566,692
Investment in notes receivable, net	90,464	90,358
Investment in marketable securities	10,499	51,103
Investment in marketable securities pledged as collateral	257,518	266,098
Investment in unconsolidated entities	94,932	96,785

Total investment in real estate assets and related assets, net	7,197,641	7,071,036
Assets related to real estate held for sale, net	—	23,153
Cash and cash equivalents	167,474	192,504
Restricted cash	25,502	18,444
Rents and tenant receivables, less allowance for doubtful accounts of $440 and $337, respectively	97,956	79,569
Intangible assets, prepaid expenses and other assets, net	104,332	11,790
Deferred financing costs, less accumulated amortization of $16,248 and $23,105, respectively	61,835	57,229
Goodwill	229,102	—
Leasehold improvements and property and equipment, net	21,295	—
Due from affiliates	8,036	—

Total assets	$7,913,173	$7,453,725

LIABILITIES AND EQUITY
Notes payable and other borrowings	$3,501,428	$3,292,048
Accounts payable and accrued expenses	58,115	42,756
Due to affiliates	—	4,525
Acquired below market lease intangibles, less accumulated amortization of $21,303 and $16,389, respectively	114,934	113,607
Distributions payable	28,501	26,399
Contingent consideration	211,143	5,341
Derivative liabilities, deferred rent and other liabilities	52,968	51,639

Total liabilities	3,967,089	3,536,315

Commitments and contingencies
Redeemable common stock	—	234,578

EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 990,000,000 shares authorized and 489,808,175 and 479,547,099 shares outstanding, respectively	4,898	4,795
Capital in excess of par value	4,416,151	4,068,015
Accumulated distributions in excess of earnings	(510,539)	(416,886)
Accumulated other comprehensive income	18,856	23,101

Total stockholders’ equity	3,929,366	3,679,025
Noncontrolling interests	16,718	3,807

Total equity	3,946,084	3,682,832

Total liabilities and equity	$7,913,173	$7,453,725

COLE REAL ESTATE INVESTMENTS, INC.

(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Real estate investment revenue	$159,812	$124,910	$312,089	$234,066
Interest income on real estate-related investments	7,837	6,452	15,785	10,241
Private capital management revenue	82,643	—	82,643	—

Total revenue	250,292	131,362	410,517	244,307

Expenses:
Reallowed fees and commissions	38,962	—	38,962	—
General and administrative expenses	41,436	4,652	45,467	8,676
Merger related stock-based compensation expense	10,278	—	10,278	—
Property operating expenses	17,507	11,543	33,129	21,298
Property and asset management expenses	1,393	10,988	15,302	21,043
Merger and acquisition related expenses	11,810	17,438	27,423	32,819
Depreciation and amortization	56,393	38,269	104,110	71,540

Total operating expenses	177,779	82,890	274,671	155,376

Operating income	72,513	48,472	135,846	88,931

Other income (expense):
Equity in income of unconsolidated entities	972	552	2,281	886
Other (expense) income	(774)	675	(851)	3,992
Interest expense	(48,938)	(30,141)	(88,007)	(57,312)

Total other expense	(48,740)	(28,914)	(86,577)	(52,434)

Income from continuing operations before income taxes	23,773	19,558	49,269	36,497
Benefit from income taxes	235	—	235	—

Income from continuing operations	24,008	19,558	49,504	36,497

Discontinued operations:
Income from discontinued operations	195	3,532	838	7,762
Gain on sale of real estate assets	4,931	—	19,007	14,781

Income from discontinued operations	5,126	3,532	19,845	22,543

Net income	29,134	23,090	69,349	59,040
Net income (loss) allocated to noncontrolling interests	111	(133)	215	(120)

Net income attributable to the Company	$29,023	$23,223	$69,134	$59,160

Basic earnings per share:
Income from continuing operations	$0.05	$0.04	$0.10	$0.08
Income from discontinued operations	$0.01	$0.01	$0.04	$0.05
Net income attributable to the Company	$0.06	$0.05	$0.14	$0.13
Diluted earnings per share:
Income from continuing operations	$0.05	$0.04	$0.10	$0.08
Income from discontinued operations	$0.01	$0.01	$0.04	$0.05
Net income attributable to the Company	$0.06	$0.05	$0.14	$0.13
Weighted average number of common shares outstanding:
Basic	487,915,368	473,159,051	484,396,906	470,033,648
Diluted	491,510,128	473,159,051	486,194,286	470,033,648
Distributions declared per common share issued	$0.17	$0.16	$0.33	$0.31

Financial and Operational Statistics

The following table presents certain financial and real estate portfolio information as of and for the three months ended June 30, 2013:

Market Capitalization
Shares outstanding (1)	489,808,175
Closing stock price	$11.44
Market capitalization (thousands)	$5,603,406
Total capitalization (thousands) (2)	$9,104,834
Enterprise value (thousands) (3)	$8,937,360
High stock close price	$11.55
Low stock close price	$9.85
Distributions declared per share (4)	$0.70
Distribution yield (5)	6.1%
Financial Ratios
Debt to enterprise value (3) (6)	39.2%
Annualized Normalized EBITDA (thousands) (7) (8)	$617,244
Net debt to Annualized Normalized EBITDA (7) (8) (9)	5.4
Gross real estate and related assets (thousands) (10)	$7,462,923
Total debt to gross real estate and related assets (6) (10)	47.0%
Unsecured debt to gross real estate and related assets (10)	9.4%
Distribution payout (11)	76.1%
Interest coverage ratio (7) (12)	3.15
Weighted average cost of debt (13)	4.22%
Weighted average years to maturity of debt (13)	6.0
Owned Property Information
Number of properties	1,014
Number of tenants	567
Total square feet (thousands)	44,035
Occupancy (14)	99.1%
Weighted average remaining lease term (years) (15)	12.2
Percent of investment grade tenants (16)	42.4%

(1)	Excludes shares held in escrow as these are not considered outstanding in accordance with GAAP.
(2)	Total capitalization represents market capitalization plus notes payable and other borrowings.
(3)	Enterprise value represents total capitalization less cash and cash equivalents.
(4)	Represents the annualized distribution per share based on the distribution rate in effect as of June 30, 2013.
(5)	Annualized distributions to closing stock price.
(6)	Debt represents notes payable and other borrowings.
(7)	Normalized EBITDA is a non-GAAP measure. See the Terms and Definitions section that begins on page 32 for a description of our non-GAAP measures and page 12 for a reconciliation of net income to Normalized EBITDA.
(8)	Annualized three months ended June 30, 2013.
(9)	Net debt represents total GAAP-basis debt less cash.
(10)	Gross real estate and related assets represents total gross real estate and related assets, including investments in notes receivables, marketable securities and net investment in unconsolidated entities, net of gross intangible lease liabilities.
(11)	Computed by dividing annualized distribution per share by annualized AFFO per share.
(12)	Computed by dividing Annualized Normalized EBITDA by interest expense.
(13)	Calculated based on the Company’s total debt outstanding of $3.5 billion, which includes $700.0 million outstanding under a senior unsecured credit facility. Rates ranging from 2.44% to 3.44% were used to calculate the variable debt payment obligations in future periods. These were the rates effective as of June 30, 2013.
(14)	Percent of leasable square feet for which there is a lease in place.
(15)	Calculated using the remaining non-cancelable lease terms.
(16)	Based on annualized rental revenue from tenants with credit ratings of BBB- or higher, excluding tenants with implied investment grade ratings. Tenant credit rating may reflect the credit rating of the parent company or a guarantor.

Segment Reporting

The Company operates under two business segments - Real Estate Investment and Private Capital Management. The following table presents a summary of the financial results for each business segment (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Real Estate Investment
Rental and other property income	$144,756	$114,317	$283,334	$214,359
Tenant reimbursement income	15,056	10,593	28,755	19,707
Interest income on notes receivable	1,936	1,476	3,859	2,848
Interest income on marketable securities	5,901	4,976	11,926	7,393

Total real estate investment revenue	167,649	131,362	327,874	244,307

General and administrative expenses	12,757	4,652	16,788	8,676
Merger related stock-based compensation expense	10,278	—	10,278	—
Property operating expenses	17,507	11,543	33,129	21,298
Property and asset management expenses	1,393	10,988	15,302	21,043
Merger and acquisition related expenses	11,810	17,438	27,423	32,819
Depreciation and amortization	50,335	38,269	98,052	71,540

Total operating expenses	104,080	82,890	200,972	155,376

Total other expense (1)	(48,747)	(28,914)	(86,584)	(52,434)

Income from continuing operations	14,822	19,558	40,318	36,497
Income from discontinued operations	5,126	3,532	19,845	22,543

Net income	$19,948	$23,090	$60,163	$59,040

Private Capital Management
Dealer manager fees, selling commissions and offering reimbursements	$51,818	$—	$51,818	$—
Transaction service fees	21,509	—	21,509	—
Management fees and reimbursements	9,316	—	9,316	—

Total private capital management revenue	82,643	—	82,643	—

Reallowed fees and commissions	38,962	—	38,962	—
General and administrative expenses	28,679	—	28,679	—
Depreciation and amortization	6,058	—	6,058	—

Total operating expenses	73,699	—	73,699	—

Total other income	7	—	7	—
Benefit from income taxes (2)	235	—	235	—

Net income	$9,186	$—	$9,186	$—

Total Company
Total revenue	$250,292	$131,362	$410,517	$244,307
Total operating expenses	177,779	82,890	274,671	155,376
Total other expense, net	(48,740)	(28,914)	(86,577)	(52,434)
Benefit from income taxes	235	—	235	—

Income from continuing operations	24,008	19,558	49,504	36,497
Income from discontinued operations	5,126	3,532	19,845	22,543

Net income	$29,134	$23,090	$69,349	$59,040

(1)	Primarily consists of interest expense.
(2)	While most of the business activities of the Company’s Private Capital Management segment are conducted through a subsidiary of the Company that is a taxable REIT subsidiary (“TRS”), revenues and expenses recorded in the TRS for tax purposes are not the same as those included in the Private Capital Management segment in accordance with GAAP. In future periods, we expect to recognize an income tax expense, not a benefit from income taxes.

	Total Assets as of
	June 30, 2013	December 31, 2012
Real estate investment	$7,546,129	$7,453,725
Private capital management	367,044	—

Total company	$7,913,173	$7,453,725

Reconciliation of GAAP Net Income to Normalized EBITDA

The calculations of EBITDA and Normalized EBITDA, and reconciliation to net income, which is the most directly comparable GAAP financial measure, are presented in the table below (in thousands):

	Three Months Ended June 30, 2013			Three Months Ended June 30, 2012
	Total	Real Estate Investment	Private Capital Management	Total	Real Estate Investment	Private Capital Management
Net income attributable to the company	$29,023	$19,837	$9,186	$23,223	$23,223	$—
Adjustments:
Interest expense	48,938	48,938	—	28,846	28,846	—
Depreciation and amortization	56,463	50,405	6,058	41,294	41,294	—
Benefit from income taxes	(235)	—	(235)	—	—	—
Proportionate share of adjustments for unconsolidated joint ventures	111	111	—	(133)	(133)	—

EBITDA (1)	134,300	119,291	15,009	93,230	93,230	—

Management adjustments:
Gain on sale of real estate assets	(4,931)	(4,931)	—	(664)	(664)	—
Merger and acquisition related expenses	11,810	11,810	—	17,438	17,438	—
Merger related stock-based compensation expense	10,278	10,278	—	—	—	—
Listing and tender offer expenses	2,854	2,854	—	—	—	—

Total adjustments	20,011	20,011	—	16,774	16,774	—

Normalized EBITDA (1)	$154,311	$139,302	$15,009	$110,004	$110,004	$—

(1)	EBITDA and Normalized EBITDA are non-GAAP measures. See the Terms and Definitions section that begins on page 32 for a description of our non-GAAP measures.

Reconciliation of GAAP Net Income to

Funds from Operations and Adjusted Funds from Operations

The calculations of funds from operations (FFO) and adjusted funds from operations (AFFO), and reconciliation to net income, which is the most directly comparable GAAP financial measure, are presented in the tables below (in thousands, except share and per share amounts):

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Total Company
Net income attributable to the company	$29,023	$40,111	$125,611	$18,567	$23,223
Depreciation and amortization of real property	50,405	47,835	45,516	44,380	41,294
Depreciation and amortization of real estate assets in unconsolidated joint ventures	1,733	1,860	2,162	1,549	1,138
Net gain on sale and condemnation of real estate assets	(4,931)	(13,953)	(93,676)	—	(664)

FFO - Total Company (1)	76,230	75,853	79,613	64,496	64,991
Merger and acquisition related expenses	11,810	15,613	17,460	13,612	17,438
Merger related stock-based compensation expense	10,278	—	—	—	—
Listing and tender offering expenses	2,854	—	—	—	—
Amortization of deferred financing costs	3,958	3,753	5,477	3,859	3,379
Straight-line rent adjustments	(8,881)	(9,688)	(8,942)	(8,937)	(8,209)
Above/below market lease intangibles amortization, net	731	888	834	535	801
Loss on derivatives and extinguishment of debt	7,782	—	3,514	9,263	—
Loss (gain) on the sale of marketable securities	1,331	—	(12,455)	—	—
Other amortization (accretion), net (2)	4,547	(1,375)	(1,524)	(1,403)	(1,190)
Proportionate share of adjustments for unconsolidated joint ventures	121	30	(567)	(888)	(409)

AFFO - Total Company (1) (3)	$110,761	$85,074	$83,410	$80,537	$76,801

FFO per common share, basic	$0.16	$0.16	$0.17	$0.14	$0.14
FFO per common share, diluted	$0.16	$0.16	$0.17	$0.14	$0.14
AFFO per common share, basic	$0.23	$0.18	$0.17	$0.17	$0.16
AFFO per common share, diluted	$0.23	$0.18	$0.17	$0.17	$0.16
Distributions paid (including DRIP)	$83,791	$76,894	$77,246	$77,705	$76,419
Weighted average shares outstanding, basic	487,915,368	480,819,849	478,762,187	476,353,149	473,159,051
Weighted average shares outstanding, diluted	491,510,128	480,819,849	478,762,187	476,353,149	473,159,051

Reconciliation of Net Income to

Funds from Operations and Adjusted Funds from Operations (Continued)

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Real Estate Investment Segment
Net income attributable to the company	$19,837	$40,111	$125,611	$18,567	$23,223
Depreciation and amortization of real property	50,405	47,835	45,516	44,380	41,294
Depreciation and amortization of real estate assets in unconsolidated joint ventures	1,733	1,860	2,162	1,549	1,138
Net gain on sale and condemnation of real estate assets	(4,931)	(13,953)	(93,676)	—	(664)

FFO - Real Estate Investment Segment (1)	67,044	75,853	79,613	64,496	64,991
Merger and acquisition related expenses	11,810	15,613	17,460	13,612	17,438
Merger related stock-based compensation expense	10,278	—	—	—	—
Listing and tender offering expenses	2,854	—	—	—	—
Amortization of deferred financing costs	3,958	3,753	5,477	3,859	3,379
Straight-line rent adjustments	(8,881)	(9,688)	(8,942)	(8,937)	(8,209)
Above/below market lease intangibles amortization, net	731	888	834	535	801
Loss on derivatives and extinguishment of debt	7,782	—	3,514	9,263	—
Loss (gain) on the sale of marketable securities	1,331	—	(12,455)	—	—
Other accretion, net	(1,365)	(1,375)	(1,524)	(1,403)	(1,190)
Proportionate share of adjustments for unconsolidated joint ventures	121	30	(567)	(888)	(409)

AFFO - Real Estate Investment Segment (1) (3)	$95,663	$85,074	$83,410	$80,537	$76,801

Private Capital Management Segment
Net income attributable to the company	$9,186	$—	$—	$—	$—
Other amortization, net	5,912	—	—	—	—

AFFO - Private Capital Management Segment (1) (3)	$15,098	$—	$—	$—	$—

(1)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section that begins on page 32 for a description of our non-GAAP measures.
(2)	Primarily consists of CMBS accretion and amortization of intangible assets.
(3)	During the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, the Company capitalized expenses incurred related to the ongoing maintenance of the properties, including tenant improvements and leasing commissions, of $983,000, $1.3 million, $1.4 million, $2.1 million, and $2.8 million, respectively.

Adjusted G&A

The following table shows information regarding the Company’s general and administrative expenses (in thousands):

	Three Months Ended June 30, 2013
	Total	Real Estate Investment	Private Capital Management
G&A	$41,436	$12,757	$28,679
Less:
Listing and tender offer expenses	2,854	2,854	—
Expense reimbursements from managed programs	10,836	—	10,836

Adjusted G&A (1)	$27,746	$9,903	$17,843

(1)	Adjusted G&A is a non-GAAP measure. See the Terms and Definitions section that begins on page 32 for a description of our non-GAAP measures.

Debt Overview

As of June 30, 2013, the Company had $3.5 billion of debt outstanding, with a weighted average years to maturity of 6.0 years and weighted average interest rate of 4.22%. The following tables show certain information regarding the Company’s debt, as of June 30, 2013 (in thousands):

	Minimum Interest Rate	Maximum Interest Rate	Weighted Average Interest Rate	Weighted Average Years to Maturity	Balance
Fixed rate debt	2.75%	6.83%	4.74%	6.8	$2,578,318
Variable rate debt	1m LIBOR + 2.25%	1m LIBOR + 3.25%	3.01%	3.0	96,843
Construction facilities	1m LIBOR + 2.35%	1m LIBOR + 2.35%	2.54%	0.5	26,752
Credit facility - term loan	3.30%	3.30%	3.30%	4.9	500,000
Credit facility - revolving line of credit	1m LIBOR + 1.65%	1m LIBOR + 2.25%	1.92%	3.9	200,000
Repurchase agreements	3m LIBOR + 1.20%	3m LIBOR + 1.75%	1.72%	0.1	100,057

Total					$3,501,970

Year of Maturity	Balloon Payments	Amortizing Principal Payments	Debt Maturity
Remaining 2013	$126,809	$1,146	$127,955
2014	51,809	2,338	54,147
2015	174,000	3,191	177,191
2016	162,836	5,892	168,728
2017	387,089	6,064	393,153
2018	685,385	6,545	691,930
2019	307,648	8,225	315,873
2020	330,065	5,444	335,509
Thereafter	1,235,294	2,190	1,237,484

Total	$3,460,935	$41,035	$3,501,970

Real Estate Portfolio Diversification

The following table presents diversifications of the Company’s real estate portfolio, including property type information, as of June 30, 2013:

	Number of Investments		Rentable Square Feet (thousands)	Annualized Revenue (1) (thousands)	% of Annualized Revenue	Weighted Average Lease Term Remaining (2)
Freestanding retail	886		17,740	$270,685	44.3%	14.8
Multi-tenant retail	73		11,056	144,714	23.8%	7.5
Office	34		5,940	108,888	17.9%	11.8
Industrial	21		9,299	43,645	7.2%	12.4

Total real estate assets	1,014		44,035	567,932	93.2%	12.2
Secured notes and CMBS	24		N/A	22,364	3.7%	N/A
Unconsolidated joint ventures	12	(3)	2,306	18,851	3.1%	7.7

Total real estate and related assets	1,050		46,341	$609,147	100.0%

(1)	Annualized revenue for real estate assets represents the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any. Annualized revenue for the secured notes and CMBS represents average annual interest income over the respective loan term, excluding adjustments for accretion or amortization of discounts or premiums. Annualized revenue for the unconsolidated joint ventures represents the Company’s interest in the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any.
(2)	Calculated using the non-cancelable lease terms.
(3)	Represents properties owned by unconsolidated joint ventures.

Same Store Summary

We review our stabilized operating results from properties that we owned for the entirety of both the current and prior year reporting periods, referred to as “same store.”

The following tables show our same store portfolio statistics, which include 700 properties, acquired prior to April 1, 2012 and owned through June 30, 2013, excluding properties acquired through the Unconsolidated Joint Ventures:

	Three Months Ended June 30,		Increase/(Decrease)
	2013	2012	$ Change	% Change
Same store base rental revenue (1)	$101,769	$100,701	$1,068	1.1%
Same store other rental revenue	4,994	6,013	(1,019)	(16.9)%

Total same store rental revenue	106,763	106,714	49	—%
Rental and other property income from income-producing properties acquired subsequent to March 31, 2012 and properties sold prior to June 30, 2013	37,993	7,603	30,390	399.7%

Total rental and other property income	$144,756	$114,317	$30,439	26.6%

		Base Rental Revenue (in thousands) (1)
	Number of	Three Months Ended June 30,		Increase/(Decrease)
Property Type	Properties	2013	2012	$ Change	% Change
Freestanding retail	598	$52,806	$52,581	$225	0.4%
Multi-tenant retail	58	26,178	25,592	586	2.3%
Office	26	15,784	15,568	216	1.4%
Industrial	18	7,001	6,960	41	0.6%

Total	700	$101,769	$100,701	$1,068	1.1%

The following tables show our same store portfolio statistics, which include 647 properties, acquired prior to January 1, 2012 and owned through June 30, 2013, excluding properties acquired through the Unconsolidated Joint Ventures:

	Six Months Ended June 30,		Increase/(Decrease)
	2013	2012	$ Change	% Change
Same store base rental revenue (1)	$186,924	$185,096	$1,828	1.0%
Same store other rental revenue	9,293	10,482	(1,189)	(11.3)%

Total same store rental revenue	196,217	195,578	639	0.3%
Rental and other property income from income-producing properties acquired subsequent to December 31, 2011 and properties sold prior to June 30, 2013	87,117	18,781	68,336	363.9%

Total rental and other property income	$283,334	$214,359	$68,975	32.2%

		Base Rental Revenue (in thousands) (1)
	Number of	Six Months Ended June 30,		Increase/(Decrease)
Property Type	Properties	2013	2012	$ Change	% Change
Freestanding retail	555	$99,134	$98,789	$345	0.3%
Multi-tenant retail	51	44,492	43,565	927	2.1%
Office	23	29,296	28,848	448	1.6%
Industrial	18	14,002	13,894	108	0.8%

Total	647	$186,924	$185,096	$1,828	1.0%

(1)	Base rental revenue represents contractual base rental revenue earned and does not include the impact of certain GAAP adjustments to rental revenue, such as straight-line rent and amortization of above market intangible lease assets and below market lease intangible liabilities. Such GAAP adjustments are included in the line item referred to as “same store other rental revenue.”

Tenant Diversification

The following table shows certain information regarding the tenant diversification of the Company’s real estate portfolio, including consolidated joint ventures, as of June 30, 2013:

	Tenant	Number of Leases	Number of States	Leased Square Feet (thousands)	% of Leased Square Feet	Annualized Rental Revenue (1) (thousands)	% of Annualized Rental Revenue	Weighted Average Lease Term Remaining (2)	S&P Credit Rating (3)
1	Walgreens	73	30	1,078	2.5%	$27,229	4.8%	17.9	BBB
2	Albertson’s	34	6	1,969	4.5%	24,074	4.2%	16.8	B
3	PetSmart	42	16	1,300	3.0%	23,800	4.2%	8.3	BB+
4	CVS	54	22	860	2.0%	20,275	3.6%	18.1	BBB+
5	BJ’s Wholesale Club	3	8	2,230	5.1%	19,106	3.4%	17.7	B
6	Wal-Mart	9	7	1,913	4.4%	15,320	2.7%	11.0	AA
7	Apollo Group	1	1	600	1.4%	14,557	2.6%	17.8	Not Rated
8	L.A. Fitness	17	8	752	1.7%	14,208	2.5%	11.0	Not Rated
9	Amazon	3	2	3,048	7.0%	13,922	2.5%	13.3	AA-
10	Home Depot	12	8	1,810	4.1%	13,207	2.3%	14.9	A-
11	Kohl’s	19	9	1,499	3.4%	13,012	2.3%	15.1	BBB+
12	Family Dollar	140	26	1,185	2.7%	12,839	2.3%	13.8	BBB-
13	Tractor Supply	42	20	875	2.0%	11,092	2.0%	11.7	Not Rated
14	Merrill Lynch	1	1	482	1.1%	10,963	1.9%	11.4	A
15	Best Buy	20	12	673	1.5%	9,506	1.7%	6.2	BB
16	On The Border	27	13	190	0.4%	8,556	1.5%	16.8	Not Rated
17	Encana Oil & Gas, USA	1	1	319	0.7%	7,806	1.4%	14.0	Not Rated
18	HealthNow	1	1	430	1.0%	7,722	1.4%	11.1	BBB-
19	Stripes	24	2	140	0.3%	6,932	1.2%	15.6	Not Rated
20	RSA Security	1	1	328	0.8%	6,915	1.2%	10.7	A
21	Lowe’s	9	9	1,204	2.8%	6,445	1.1%	13.8	A-
22	AT&T	9	7	1,021	2.3%	6,279	1.1%	6.2	A-
23	Advance Auto Parts	45	10	304	0.7%	5,885	1.0%	9.9	BBB-
24	Cigna	2	2	299	0.7%	5,773	1.0%	9.2	A+
25	Dick’s Sporting Goods	10	6	472	1.1%	5,650	1.0%	6.5	Not Rated

	Top 25 Tenants	599		24,981	57.2%	$311,073	54.9%

Tenant Diversification (Continued)

	Tenant	Number of Leases	Number of States	Leased Square Feet (thousands)	% of Leased Square Feet	Annualized Rental Revenue (1) (thousands)	% of Annualized Rental Revenue	Weighted Average Lease Term Remaining (2)	S&P Credit Rating (3)
26	Academy Sports	7	4	591	1.4%	$5,464	1.0%	14.6	B
27	Outback Steakhouse	20	14	124	0.3%	5,196	0.9%	18.8	B+
28	Thorntons Oil	23	4	79	0.2%	4,935	0.9%	12.5	Not Rated
29	Aaron Rents	6	17	655	1.5%	4,912	0.9%	11.3	Not Rated
30	Ross	16	10	466	1.1%	4,830	0.9%	4.4	A-
31	Bed Bath & Beyond	16	10	431	1.0%	4,677	0.8%	4.9	BBB+
32	VA Clinic	1	1	66	0.2%	4,657	0.8%	16.7	AA+
33	The Medicines Company	1	1	179	0.4%	4,577	0.8%	10.4	Not Rated
34	Golden Corral	22	7	234	0.5%	4,391	0.8%	13.9	Not Rated
35	Giant Eagle	4	1	303	0.7%	4,365	0.8%	14.1	Not Rated
36	MedAssets	1	1	231	0.5%	4,364	0.8%	14.7	B+
37	Hobby Lobby	10	8	552	1.3%	4,306	0.8%	7.6	Not Rated
38	Applebee’s	9	12	95	0.2%	4,284	0.8%	15.0	Not Rated
39	Cracker Barrel	12	5	120	0.3%	3,929	0.7%	15.0	Not Rated
40	Wendy’s	9	6	107	0.2%	3,856	0.7%	19.1	Not Rated
41	FedEx	8	8	390	0.9%	3,559	0.6%	7.6	BBB
42	Stop & Shop	2	2	122	0.3%	3,521	0.6%	18.1	BBB
43	Sysmex	1	1	163	0.4%	3,507	0.6%	13.3	Not Rated
44	Wells Fargo	8	7	241	0.6%	3,414	0.6%	9.5	AA-
45	Ryan’s Buffet	1	9	137	0.3%	3,373	0.6%	9.5	Not Rated
46	Igloo	1	1	914	2.1%	3,345	0.6%	11.3	Not Rated
47	Banner Life Insurance Company	1	1	116	0.3%	3,131	0.6%	13.2	AA-
48	Sam’s Club	3	3	373	0.9%	3,109	0.5%	7.5	AA
49	Carmax	2	2	116	0.3%	3,039	0.5%	15.4	Not Rated
50	Hanesbrands	1	1	930	2.1%	2,993	0.5%	8.5	BB

	Tenants 26—50	185		7,735	18.0%	$101,734	18.1%

	Top 50 Tenants	784		32,716	75.2%	$412,807	73.0%

	Total Portfolio	1,767	48	43,629	100%	$567,932	100.0%

(1)	Represents the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any.
(2)	Calculated using the non-cancelable lease terms.
(3)	Standard & Poor’s Credit rating may reflect the credit rating of the parent company or a guarantor.

Industry Diversification

The following table shows certain information regarding the tenant industry diversification of the Company’s real estate portfolio, including consolidated joint ventures, as of June 30, 2013:

Industry	Number of Leases	Number of Tenants	Number of States	Leased Square Feet (thousands)	Annualized Rental Revenue (1) (thousands)	% of Annualized Rental Revenue		Weighted Average Lease Term Remaining (2)
Grocery	75	25	24	4,014	$52,524	9.1%		15.3
Drugstore	127	2	36	1,938	47,504	8.4%		18.0
Discount store	228	15	32	4,563	44,030	7.8%		10.1
Full service restaurant	189	80	30	1,100	38,856	6.8%		14.6
Home and garden	69	9	29	3,937	31,442	5.5%		13.4
Pet supplies	49	2	18	1,405	25,438	4.5%		8.2
Warehouse club	7	3	11	2,767	24,200	4.3%		16.2
Healthcare	58	44	17	899	22,439	4.0%		11.2
Financial services	61	29	14	859	20,067	3.5%		12.0
Limited service restaurant	133	57	26	730	18,934	3.3%		11.3
Convenience store	82	9	16	346	17,567	3.1%		14.3
Other professional services	9	8	8	953	17,113	3.0%		11.1
Fitness	26	9	10	882	16,217	2.9%		10.7
Specialty retail	96	44	20	1,310	15,613	2.7%		8.1
Education	6	5	4	632	15,127	2.7%		17.4
Department store	27	6	10	2,266	15,081	2.7%		14.8
Apparel	111	50	12	933	14,552	2.6%		5.0
Wholesale	3	1	2	3,048	13,922	2.5%		13.3
Sporting goods	25	9	12	1,256	13,891	2.4%		10.3
Manufacturing	5	5	5	3,207	13,295	2.3%		10.5
Electronics and appliances	32	6	18	930	13,029	2.3%		6.8
Automotive	75	9	19	613	12,239	2.2%		12.5
Insurance services	8	6	7	571	11,756	2.1%		9.6
Hobby, books and music	46	13	17	995	9,957	1.8%		5.8
Home furnishings	40	15	13	757	8,899	1.6%		6.0
Communications	33	9	11	1,076	7,991	1.4%		5.6
Mining and natural resources	1	1	1	319	7,806	1.4%		14.0
Office supplies	23	4	11	441	6,434	1.1%		5.5
Logistics (shipping, delivery, warehousing)	11	2	11	394	3,674	0.6%		7.4
Personal services	95	78	14	148	3,642	0.6%		4.0
Agriculture	2	2	2	156	1,927	0.3%		12.7
Technology	1	1	1	107	1,594	0.3%		8.5
Childcare	8	4	5	60	868	0.2%		12.2
Government and non-profit	4	3	3	10	177	—	%(3)	1.1
Real estate services	1	1	1	4	70	—	%(3)	0.8
Entertainment and recreation	1	1	1	3	57	—	%(3)	1.9

Total	1,767	567	48	43,629	$567,932	100.0%

(1)	Represents the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any.
(2)	Calculated using the non-cancelable lease terms.
(3)	Represents less than 0.1% of total annualized rental revenue.

Geographic Diversification

The following table shows certain information regarding the geographic diversification of the Company’s real estate portfolio, including consolidated joint ventures, as of June 30, 2013:

State	Number of Properties	% Leased	Rentable Square Feet (thousands)	Annualized Rental Revenue (1) (thousands)	% of Annualized Rental Revenue
Texas	187	99.3%	6,446	$95,967	16.9%
Arizona	41	99.6%	2,976	48,996	8.6%
California	22	98.8%	2,905	40,401	7.1%
Florida	81	96.9%	3,287	39,864	7.0%
Illinois	46	98.2%	1,548	30,851	5.4%
Georgia	40	99.1%	2,967	28,963	5.1%
Michigan	43	94.2%	1,690	21,840	3.8%
New Jersey	14	100.0%	894	20,450	3.6%
Ohio	71	100.0%	1,709	18,114	3.2%
Virginia	23	97.4%	1,336	18,024	3.2%
South Carolina	27	100.0%	2,148	16,885	3.0%
Alabama	24	99.2%	1,258	16,085	2.8%
Tennessee	19	99.6%	2,529	15,577	2.7%
Massachusetts	10	100.0%	1,222	14,332	2.5%
North Carolina	33	100.0%	1,498	13,215	2.3%
Indiana	44	100.0%	531	10,101	1.8%
New York	6	100.0%	640	9,677	1.7%
Colorado	15	99.2%	803	9,123	1.6%
Louisiana	31	100.0%	866	9,032	1.6%
Pennsylvania	15	99.8%	1,046	8,037	1.4%
New Mexico	18	100.0%	685	7,739	1.4%
Nevada	17	100.0%	699	7,428	1.3%
Maryland	6	100.0%	366	7,346	1.3%
Oklahoma	20	100.0%	386	6,918	1.2%
Missouri	26	100.0%	428	6,316	1.1%
Wisconsin	16	99.7%	381	5,905	1.0%
Iowa	14	100.0%	474	4,787	0.8%
Kentucky	18	100.0%	144	3,755	0.7%
Nebraska	5	100.0%	225	3,739	0.7%
Maine	14	100.0%	282	3,325	0.6%
Mississippi	11	100.0%	258	2,899	0.5%
Arkansas	13	100.0%	246	2,671	0.5%
Minnesota	8	100.0%	116	2,649	0.5%
Kansas	7	100.0%	205	2,602	0.5%
Connecticut	1	100.0%	70	2,511	0.4%
Oregon	1	100.0%	213	2,489	0.4%
New Hampshire	4	100.0%	126	2,023	0.4%
Alaska	2	100.0%	92	1,615	0.3%

Geographic Diversification (Continued)

State	Number of Properties	% Leased	Rentable Square Feet (thousands)	Annualized Rental Revenue (1) (thousands)	% of Annualized Rental Revenue
Rhode Island	1	100.0%	52	$1,010	0.2%
Washington	6	100.0%	40	939	0.2%
North Dakota	1	100.0%	70	926	0.2%
Delaware	2	100.0%	35	624	0.1%
Idaho	2	100.0%	24	498	0.1%
Utah	2	100.0%	63	496	0.1%
South Dakota	2	100.0%	22	491	0.1%
West Virginia	1	100.0%	11	302	0.1%
Montana	1	100.0%	16	261	—	%(2)
Vermont	3	100.0%	7	134	—	%(2)

Total	1,014	99.1%	44,035	$567,932	100.0%

(1)	Represents the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any.
(2)	Represents less than 0.1% of total annualized rental revenue.

Lease Expirations

The following table shows certain information regarding the lease expirations of the Company’s real estate portfolio, including consolidated joint ventures, as of June 30, 2013, during each of the next ten years and thereafter, assuming no exercise of renewal options:

Lease Expiration Year	Number of Leases Expiring	Leased Square Feet (thousands)	% of Leased Square Feet	Annualized Rental Revenue (1) (thousands)	% of Annualized Rental Revenue
2013	32	93	0.2%	$1,731	0.3%
2014	69	289	0.7%	5,286	0.9%
2015	89	446	1.0%	7,089	1.2%
2016	125	1,164	2.7%	15,795	2.8%
2017	141	1,013	2.3%	14,541	2.6%
2018	156	2,115	4.8%	27,919	4.9%
2019	97	2,255	5.2%	27,347	4.8%
2020	57	1,169	2.7%	14,694	2.6%
2021	85	2,919	6.7%	36,030	6.3%
2022	72	2,737	6.3%	23,094	4.1%
Thereafter	844	29,429	67.4%	394,406	69.5%

Totals	1,767	43,629	100.0%	$567,932	100.0%

(1)	Represents the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any.

Multi-Tenant Property Summary

The following table shows certain information regarding the Company’s multi-tenant property investments, including consolidated joint ventures, as of June 30, 2013:

Property	Location	Type	Rentable Square Feet (thousands)	Occupancy	Purchase Price (thousands)	Annualized Rental Revenue (1) (thousands)	Major Tenants
Atascocita Commons	Humble, TX	Power Center	318	98.6%	$56,500	$4,605	Kohl’s, TJ Maxx, Ross, Palais Royal, Office Depot, Petco
Bellview Plaza	Pensacola, FL	Grocery	84	100.0%	8,200	833	Publix, Planet Fitness
Big Lots & Tractor Supply	Northport, AL	Anchored	58	100.0%	3,314	253	Big Lots, Tractor Supply
Breakfast Pointe	Panama Beach City, FL	Grocery	96	98.9%	16,000	1,341	Publix, Office Depot
Camp Creek Marketplace	East Point, GA	Power Center	426	97.0%	76,350	6,355	BJ’s Wholesale Club, Marshall’s, Ross, TJ Maxx, Barnes & Noble, Staples, Petsmart, Old Navy
Century Town Center	Vero Beach, FL	Power Center	106	92.4%	14,775	1,362	Marshall’s
Cleveland Towne Center	Cleveland, TN	Power Center	154	92.8%	17,650	1,732	Ross, Bed Bath & Beyond, Michael’s, Electronic Express, Books-A-Million
Crossroads Marketplace	Warner Robbins, GA	Anchored	78	98.5%	11,250	1,029	Best Buy, Bed Bath & Beyond
CVS & Huntington Bank	Northville, MI	Anchored	16	100.0%	3,797	292	CVS
CVS & Noble Roman	Mishawaka, IN	Anchored	12	100.0%	4,611	366	CVS
CVS & Tres Amigos	Ringgold, GA	Anchored	15	100.0%	3,990	323	CVS
Del Monte Plaza	Reno, NV	Grocery	83	100.0%	18,300	1,514	Whole Foods, Sierra Trading Post
Denver West Plaza	Lakewood, CO	Anchored	71	91.5%	14,000	1,215	Best Buy, Office Depot
Dimond Crossing	Anchorage, AK	Anchored	85	100.0%	14,376	1,348	Petsmart, Bed Bath & Beyond
East Valley Center (2)	Saginaw, MI	Power Center	122	66.6%	4,366	539	Burlington Coat Factory
Eastland Center	West Covina, CA	Power Center	811	97.3%	145,900	10,217	Target, Wal-Mart, Burlington Coat Factory, Albertson’s, Dick’s Sporting Goods, Bed Bath & Beyond, Ashley Furniture, Marshall’s, Ross, CVS, Office Depot, DSW, Petsmart
Evans Exchange (2)	Evans, GA	Power Center	66	97.5%	13,356	1,172	Home Depot, Food Lion
Evans Exchange (2)	Evans, GA	Power Center	131	100.0%	6,044	524	Home Depot, Food Lion
Fairlane Green	Allen Park, MI	Power Center	273	98.3%	47,000	4,769	TJ Maxx, Bed Bath & Beyond, Barnes & Noble, Michael’s, Old Navy
Falcon Valley	Lenexa, KS	Grocery	77	100.0%	12,500	1,016	Price Chopper
Folsum Gateway II	Folsum, CA	Power Center	115	96.8%	36,000	2,860	Bed Bath & Beyond, Petsmart, DSW
Glynn Isles	Brunswick, GA	Power Center	192	94.7%	38,000	2,801	Dick’s Sporting Goods, Ross, Petsmart, Michael’s, Office Depot
Greenway Commons	Houston, TX	Power Center	253	97.4%	68,250	4,596	Costco, L.A. Fitness
Highlands Ranch	Highland Ranch, CO	Anchored	51	100.0%	6,346	553	Ross, Staples
Hillside Town Center	Chicago, IL	Power Center	167	92.0%	26,945	2,463	Ross, Home Goods, Michael’s, Staples
Hobby Lobby Center	Greenville, SC	Anchored	70	100.0%	6,300	593	Hobby Lobby
Indian Lakes Crossing	Virginia Beach, VA	Grocery	71	95.8%	14,200	1,069	Harris Teeter

Multi-Tenant Property Summary – (Continued)

Property	Location	Type	Rentable Square Feet (thousands)	Occupancy	Purchase Price (thousands)	Annualized Rental Revenue (1) (thousands)	Major Tenants
Kingman Gateway	Kingman, AZ	Anchored	49	100.0%	$4,756	$433	Ross, Petsmart
Kingsbury Center	Chicago, IL	Anchored	54	100.0%	26,400	1,632	Buy Buy Baby, Petsmart
Kohl’s & Academy Sports	Hixson, TN	Power Center	131	100.0%	10,769	896	Kohl’s, Academy Sports
Kohl’s Plaza	Napa, CA	Anchored	76	97.2%	19,825	1,695	Kohl’s
Kyle Marketplace	Kyle, TX	Grocery	218	98.6%	45,000	3,481	HEB! Plus
Lakeshore Crossing	Gainesville, GA	Power Center	123	100.0%	9,000	695	Lowe’s
Midtowne Park	Anderson, SC	Power Center	167	100.0%	25,600	1,940	Kohl’s, Dick’s Sporting Goods, Staples
Mueller Regional Retail District	Austin, TX	Power Center	348	95.9%	67,250	5,775	Home Depot, Best Buy, Marshall’s, Chair King, Bed Bath & Beyond, Petsmart, Staples
Nature Coast Commons	Spring Hill, FL	Power Center	225	83.2%	29,000	2,837	Sports Authority, Best Buy, Ross, Office Depot, Petsmart
Northpoint Shopping Center	Cape Coral, FL	Power Center	113	70.3%	10,000	1,040	Bed Bath & Beyond, AC Moore, Petsmart
Oxford Exchange	Oxford, AL	Power Center	334	97.1%	45,500	3,898	Hobby Lobby, Dick’s Sporting Goods, Ross, TJ Maxx, Bed Bath & Beyond, Petsmart, Best Buy, Office Max
Petco & Portrait Innovations	Lake Charles, LA	Anchored	18	100.0%	3,901	363	Petco
Petsmart & Bevmo	Redding, CA	Anchored	45	100.0%	5,788	530	Petsmart, Bevmo
Petsmart & Hallmark	Cincinnati, OH	Anchored	34	100.0%	5,042	426	Petsmart
Petsmart & Travis Credit Union	Mercad, CA	Anchored	31	100.0%	5,369	460	Petsmart
Pick ‘N Save Center	Wauwatosa, WI	Grocery	70	98.4%	16,191	1,330	Pick N Save
Pinehurst Square	Bismarck, ND	Anchored	70	100.0%	10,250	926	Best Buy, Petsmart
Prairie Market	Oswego, IL	Grocery	113	95.6%	25,100	2,448	Aldi, Petsmart
Red Oak Village	San Marcos, TX	Power Center	177	98.2%	22,500	1,974	Ross, Best Buy, Marshall’s, Bed Bath & Beyond, Petsmart
Riverside Centre	St. Augustine, FL	Anchored	62	100.0%	4,725	482	Hobby Lobby
San Tan Marketplace	Gilbert, AZ	Power Center	284	98.3%	54,780	4,284	Jo-Ann’s Fabric, Big Lots, Bed Bath & Beyond, Marshall’s, DSW, Office Max, Downeast Home & Clothing, Old Navy
Santa Rosa Commons	Pace, FL	Grocery	140	100.0%	25,450	2,024	Publix, TJ Maxx, Petsmart
Shelby Corners	Utica, MI	Anchored	77	91.9%	4,255	478	Chrismas Tree Shops, Buy Buy Baby
Sherwood Retail Center	Sherwood, AR	Power Center	119	100.0%	5,825	601	Gander Mountain, Tractor Supply, Hobby Lobby
Shoppes at Port Arthur	Port Arthur, TX	Power Center	96	100.0%	15,000	1,336	Ross, Best Buy, Petco
Shoppes at Sherbrooke	Lake Worth, FL	Anchored	58	98.1%	10,500	1,009	L.A. Fitness
Shoppes at Sugarmill Woods	Homosassa, FL	Grocery	50	86.8%	8,100	657	Publix
Silverado Plaza	Tucson, AZ	Grocery	77	98.7%	9,250	746	Safeway
South Plains Crossing	Lubbock, TX	Power Center	146	98.3%	16,350	1,502	Hobby Lobby, Spec’s
Stearns Crossing	Bartlett, IL	Grocery	96	90.4%	12,375	1,145	Dominick’s

Multi-Tenant Property Summary – (Continued)

Property	Location	Type	Rentable Square Feet (thousands)	Occupancy	Purchase Price (thousands)	Annualized Rental Revenue (1) (thousands)	Major Tenants
Sunset Valley	Sunset Valley, TX	Power Center	150	94.6%	$35,500	$3,148	Petsmart, Babies R Us, DSW
Telegraph Plaza (2)	Monroe, MI	Power Center	73	80.0%	7,040	720	Kohl’s, TJ Maxx, Petsmart
Telegraph Plaza (2)	Monroe, MI	Power Center	69	100.0%	5,860	501	Kohl’s, TJ Maxx, Petsmart
The Crossing	Killeen, TX	Anchored	61	100.0%	9,000	944	Gold’s Gym, University of Phoenix
The Forum	Fort Myers, FL	Power Center	189	96.9%	34,250	2,900	Ross, Best Buy, Bed Bath & Beyond, Staples, Books-A- Million, Petco
The Plaza	Queen Creek, AZ	Anchored	70	93.4%	13,250	1,344	L.A. Fitness
Toys “R” Us Center	Parma, OH	Anchored	49	100.0%	3,749	341	Toys R Us
University Plaza	Flagstaff, AZ	Grocery	165	100.0%	17,165	1,907	Safeway, Ross, Bed Bath & Beyond, Petsmart
Valley Bend	Huntsville, AL	Power Center	416	100.0%	72,530	5,861	Hobby Lobby, Dick’s Sporting Goods, Ross, Marshall’s, Huntsville Hospital, Barnes & Noble, Bed Bath & Beyond, Petsmart
Volusia Square	Daytona Beach, FL	Power Center	232	96.4%	31,000	2,667	Hobby Lobby, HH Gregg, TJ Maxx, Home Depot
Waterside Marketplace	Chesterfield, MI	Power Center	250	88.1%	26,500	3,066	Dick’s Sporting Goods, Best Buy, TJ Maxx, Bed Bath & Beyond, Old Navy
West Valley Center (2)	Saginaw, MI	Power Center	281	99.1%	26,120	2,908	Dick’s Sporting Goods, TJ Maxx, Petsmart, Barnes & Noble, Babies R Us
White Oak Village	Richmond, VA	Power Center	433	93.6%	68,000	6,409	J.C. Penney, Martin’s, K&G Fashion Superstore, Petsmart, Michael’s, Office Max
Whittwood Town Center	Whittier, CA	Power Center	785	98.9%	83,500	6,068	Target, J.C. Penney, Sears, Kohl’s, Von’s, Petsmart, 24 Hour Fitness, Cost Plus
Widewater Commons	Uniontown, PA	Anchored	48	96.6%	6,600	626	Petsmart
Winchester Station	Winchester, VA	Power Center	183	97.5%	26,881	2,521	HH Gregg, Ross, Bed Bath & Beyond, Michael’s, Old Navy

Total			11,056	96.3%	$1,709,116	$144,714

(1)	Represents the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any.
(2)	The Company purchased multiple parcels at the same multi-tenant property in separate transactions.

Unconsolidated Joint Venture Investment Summary

The following table shows certain information regarding the Company’s interests in unconsolidated joint ventures, as of June 30, 2013 (in thousands):

Joint Venture	Partner	Cole Ownership %	Rentable Square Feet (1)	Annualized Rental Revenue (1) (2)	Gross Asset Book Value (1)	Debt (1) (3)	Major Tenants
Cole/CoTops Portfolio LLC	Affiliate of Cofinance Group	80%	702	$5,935	$42,894	$24,639	Tops Market, Dollar Tree, Gander Mountain, Big Lots, BJ’s Wholesale Club
Cole/Mosaic JV South Elgin IL, LLC	Affiliate of Mosaic Properties and Development, LLC	50%	232	2,916	30,081	20,400	Home Depot, Best Buy
Chandler Festival SPE, LLC	Propstra Chandler Trust & RED Development, LLC	45%	359	4,706	40,083	25,894	Nordstrom Rack, Buy Buy Baby, Ross, TJ Maxx
Chandler Village Center, LLC (AZ)	Propstra Chandler Trust & RED Development, LLC	45%	130	2,429	100,298	57,000	Sports Authority, Bed Bath & Beyond
Cole/LBA JV OF Pleasanton CA	Affiliate of LBA Realty	90%	343	6,491	18,321	20,370	Clorox Companies
Chandler Gateway SPE, LLC	Propstra Chandler Trust & RED Development, LLC	45%	260	1,680	35,062	29,128	Hobby Lobby
Cole/Faison JV Bethlehem GA, LLC	Faison-Winder Investors, LLC	90%	280	3,151	16,386	18,536	Publix, Belk

Total Unconsolidated Joint Ventures			2,306	$27,308	$283,125	$195,967

Cole Interest (4)			1,575	$18,851	$159,541	$115,336

(1)	Amounts represent information for total unconsolidated joint venture.
(2)	Represents the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any.
(3)	Debt amounts represent secured fixed and variable rates ranging from 2.09% to 6.25% and maturities ranging from July 2015 to July 2021, with a weighted average interest rate of 4.04% as of June 30, 2013 and a weighted average years to maturity of 3.8 years as of June 30, 2013.
(4)	Amounts represent the Company’s interest in unconsolidated joint ventures as of June 30, 2013.

Managed Programs

Offering Summary

The following table shows the Company’s Managed Programs offering summary, as of June 30, 2013:

Program (1)	Inception Date	Cole Ownership % (2)	Offering Price/NAV (3)	Current Annualized Distribution
Open Programs:
CCPT IV	7/27/2010	0.03%	$10.00	6.25%
CCIT	4/6/2010	0.03%	$10.00	6.50%
INAV	7/27/2010	0.51%	$16.56	5.35	% (4)
Closed Programs:
CCPT II (5)	9/29/2004	0.01%	$9.45	6.61	% (6)
Other programs (7)	Various	Various (7)	Various	Various	(7)

(1)	The Company is currently in the registration process for Cole Office & Industrial REIT (CCIT II), Inc. and Cole Credit Property Trust V, Inc.
(2)	Calculated based on the outstanding shares owned at June 30, 2013.
(3)	The Company generally calculates the NAV for CCPT, CCPT II and INAV, relying in part on an estimate of the fair market value of each of the respective REITs’ real estate portfolio provided by a third party, adjusted to give effect to the estimated fair value of mortgages encumbering the respective REITs’ assets as well as other adjustments. The NAVs are based on a number of variables, including individual tenant credits, lease terms, lending credit spreads and tenant defaults, among others.
(4)	Calculated using a daily distribution of $0.002429042 per share and NAV of $16.56 per share.
(5)	Merger between CCPT II and Spirit was completed subsequent to June 30, 2013.
(6)	Calculated based on the current NAV of $9.45 per share.
(7)	Includes CCPT and 1031 Programs. The Company has a 0.01% interest in CCPT and no interest in the 1031 Programs. CCPT has a current annualized distribution rate of 6.45%, based on the current NAV of $7.75 per share. The 1031 Programs have a weighted average current annualized distribution rate of 6.32%.

Fee Summary

The following table shows the Company’s Managed Programs fee summary information, as of June 30, 2013:

	Offering Fees		Transaction Fees		Management Fees
Program	Selling Commissions (1)	Dealer Manager Fees (2)	Acquisition Transactional Fees (3)	Financing Transactional Fees	Property Management Fees (4)	Asset Management / Advisory Fees	Performance Fees
Open Programs:
CCPT IV	7%	2%	2%	—%	— %	0.65% - 0.75% (5)	15%(6)
CCIT	7%	2%	2%	—%	— %	0.65% - 0.75% (5)	15%(6)
INAV	—%	0.55%	—%	—%	— %	0.90% (7)	25%(8)
Closed Programs:
CCPT II (9)	N/A	N/A	2%	1%	2%,4%(10)	0.25%	(9)
Other programs (11)	N/A	N/A	Various	Various	Various	Various	Various

(1)	The Company reallows 100% of selling commissions earned to participating broker-dealers.
(2)	The Company may reallow all or a portion of its dealer manager fee to participating broker-dealers as a marketing and due diligence expense reimbursement.
(3)	Percent taken on gross purchase price.
(4)	Percent taken on gross revenues (leasing fees based on prevailing market rates with restrictions).
(5)	Annualized fee based on the average monthly invested assets.
(6)	Performance Fee paid only under the following events (i) if shares are listed on a national securities exchange; (ii) if the company is sold or the assets are liquidated; or (iii) termination of the advisory agreement.
(7)	The Company has waived this fee.
(8)	Performance Fee paid for any year in which the total return on stockholders’ capital exceeds 6% per annum on a calendar year basis.
(9)	Merger between CCPT II and Spirit was completed subsequent to June 30, 2013. No performance fees were recorded with respect to the merger.
(10)	Annualized fee for single-tenant and multi-tenant properties, respectively.
(11)	Includes CCPT and 1031 Programs.

Managed Programs (Continued)

Program Summary

The following table shows the Company’s Managed Programs cumulative activity summary information, as of June 30, 2013:

Program	Capital Raised (1) (thousands)	Number of Properties	Assets Under Management (2) (thousands)	Total Debt Outstanding (thousands)
Open Programs:
CCPT IV	$666,298	178	$1,232,983	$677,418
CCIT	598,879	35	916,491	431,410
INAV	42,148	20	54,103	16,775

Total Open Programs	1,307,325	233	2,203,577	1,125,603

Closed Programs:
CCPT II (3)	2,280,595	747	3,413,197	1,763,300
Other programs (4)	449,324	116	881,934	456,447

Total Closed Programs	2,729,919	863	4,295,131	2,219,747

Total	$4,037,244	1,096	$6,498,708	$3,345,350

(1)	Includes DRIP issued, excludes redemptions and discounts.
(2)	Represents total gross real estate and related assets net of gross intangible lease liabilities.
(3)	Merger between CCPT II and Spirit was completed subsequent to June 30, 2013.
(4)	Includes CCPT and 1031 Programs.

Program Activity Summary

The following table shows the Company’s Managed Programs activity summary information, for the period beginning on April 6, 2013 (the day after the merger with Cole Holdings) through June 30, 2013:

Program	Capital Raised (1) (thousands)	Number of Properties Acquired	Purchase Price (thousands)	New Debt (thousands)
Open Programs:
CCPT IV	$212,263	56	$529,803	$300,596	(2)
CCIT	282,785	13	538,207	121,000
INAV	13,404	6	15,757	—

Total Open Programs	508,452	75	1,083,767	421,596

Closed Programs:
CCPT II (3)	—	—	—	—
Other programs (4)	—	2	4,959	—

Total Closed Programs	—	2	4,959	—

Total	$508,452	77	$1,088,726	$421,596

(1)	Includes DRIP issued, excludes redemptions and discounts.
(2)	Includes $100.0 million increase in allowable borrowings pursuant to an amendment to the CCPT IV credit facility.
(3)	Merger between CCPT II and Spirit was completed subsequent to June 30, 2013.
(4)	Includes CCPT and 1031 Programs.

Managed Programs (Continued)

Revenue Summary

The following table shows the Company’s Managed Programs revenue information, for the period beginning on April 6, 2013 (the day after the merger with Cole Holdings) through June 30, 2013 (in thousands):

Program	Offering Related Revenue and Reimbursements	Transaction Service Revenue	Management Service Revenue and Reimbursements	Total Private Capital Management Revenue and Reimbursements
Open Programs:
CCPT IV	$22,800	$10,596	$2,670	$36,066
CCIT	28,871	10,764	1,706	41,341
INAV	147	—	75	222

Gross revenue - Open Programs	51,818	21,360	4,451	77,629
Less:
Reallowed revenue	38,962	—	—	38,962
Reimbursements	8,588	—	1,395	9,983

Adjusted revenue - Open Programs (1)	4,268	21,360	3,056	28,684

Closed Programs:
CCPT II (2)	—	—	4,451	4,451
Other programs (3)	—	149	414	563

Gross revenue - Closed Programs	—	149	4,865	5,014
Less:
Reimbursements	—	—	853	853

Adjusted revenue - Closed Programs (1)	—	149	4,012	4,161

Total adjusted revenue (1)	$4,268	$21,509	$7,068	$32,845

(1)	Adjusted revenue is a non-GAAP measure. See the Terms and Definitions Section that begins on page 32 for a description of our non-GAAP measures.
(2)	Merger between CCPT II and Spirit was completed subsequent to June 30, 2013.
(3)	Includes CCPT and 1031 Programs.

Terms and Definitions

Non-GAAP Financial Disclosures

FFO and AFFO

Funds From Operations (“FFO”) is a non-GAAP financial performance measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and widely recognized by investors and analysts as one measure of operating performance of a real estate company. The FFO calculation excludes items such as real estate depreciation and amortization, gains and losses on the sale of depreciable real estate and impairments of depreciable real estate. Depreciation and amortization as applied in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, it is management’s view, and we believe the view of many industry investors and analysts, that the presentation of operating results for real estate companies by using the historical cost accounting method alone is insufficient. In addition, FFO excludes gains and losses from the sale of depreciable real estate and impairment charges on depreciable real estate, which we believe provides management and investors with a helpful additional measure of the performance of our real estate portfolio, as it allows for comparisons, year to year, that reflect the impact on operations from trends in items such as occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs. We compute FFO in accordance with NAREIT’s definition.

In addition to FFO, we use Adjusted Funds From Operations (“AFFO”) as a non-GAAP supplemental financial performance measure to evaluate the operating performance of our real estate portfolio. AFFO, as defined by our company, excludes from FFO merger and acquisition related costs, amortization and write off of deferred financing costs, straight-line rent adjustments, above and below market lease intangibles amortization, realized loss on derivatives and debt prepayment fees, gain on sale of marketable securities, other amortization or accretion, other gains, adjustments for discontinued operations and our proportionate share of adjustments for unconsolidated joint ventures, all of which are required to be expensed or recorded as additions to revenue or other income in accordance with GAAP. In evaluating the performance of our portfolio over time, management employs business models and analyses that differentiate the costs to acquire investments from the investments’ revenues and expenses. Management believes that excluding the items noted above from AFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time, including after the Company ceases to acquire properties on a frequent and regular basis. AFFO also allows for a comparison of the performance of our portfolio with other REITs that are not currently engaging in acquisitions and mergers, as well as a comparison of our performance with that of other REITs, as AFFO, or an equivalent measure, is routinely reported by other REITs, and we believe often used by analysts and investors for comparison purposes.

For all of these reasons, we believe FFO and AFFO, in addition to net income and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of our real estate portfolio over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income or to cash flows from operating activities, and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs.

EBITDA and Normalized EBITDA

Normalized EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income for merger expenses which are considered non-recurring and gain/losses in real estate, foreign exchange and derivatives which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from Normalized EBITDA as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short term fluctuations in net income but have no impact on cash flows. We believe that Normalized EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP. Therefore, Normalized EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. We use Normalized EBITDA as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.

Terms and Definitions (Continued)

Adjusted G&A

Adjusted G&A is a non-GAAP financial measure that represents general and administrative expense on a GAAP basis adjusted for both non-recurring items, including listing and tender offer expenses, and recurring items, including management service fee-related expenses. We believe that Adjusted G&A is useful to investors and analysts as a supplemental measure of expenses, and we use it to evaluate the profitability of our overall operations. Adjusted G&A should not be considered as an alternative to general and administrative expense computed on a GAAP basis as a measure of our profitability. Adjusted G&A may not be comparable to similarly titled measures of other companies.

Adjusted Revenues

Adjusted Revenues is a non-GAAP financial measure that represents revenue on a GAAP basis adjusted to eliminate revenue recorded as reimbursement revenue in accordance with GAAP, of certain expenses, which are included in reallowed fees and commissions and general and administrative expenses. We believe that excluding the items noted above from revenue provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. Adjusted Revenues should not be considered as an alternative to revenue or cash flows from operating activities computed on a GAAP basis as a measure of our profitability. Adjusted Revenues may not be comparable to similarly titled measures of other companies.

Lease Yield

Lease yield is calculated as the average annual rental income, adjusted for any rent concessions or abatements, for the in-place leases over the non-cancellable lease term at the respective property divided by the property purchase price, exclusive of acquisition costs. In general, our properties are subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable and may reduce the yield.